EXHIBIT 15.2

25 April 2013

Youku Tudou Inc.

8 Haidian Street, Haidian District

Beijing 100080

Ladies and Gentlemen,

We consent to the reference to our firm under the heading “Risks Factors” in “Item 3: Key Information” in Youku Tudou Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012, which will be filed with the Securities and Exchange Commission in the month of April 2013.

Yours faithfully,

/s/ TransAsia Lawyers

TransAsia Lawyers